As filed with the Securities and Exchange Commission on March 31, 2023.

Registration No. 333-217016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YAMANA GOLD INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Royal Bank Plaza, North Tower
200 Bay Street, Suite 2200
Toronto, Ontario
Canada M5J 2J3
(416) 815-0220
(Address and telephone number of Registrant’s principal executive offices)

Meridian Gold Company
4635 Longley Lane
Unit 110-4A
Reno, Nevada 89502
(775) 850-3700
(Name, address, and telephone number of agent for service)

Copies to:

Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3712	Fred R. Pletcher Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard St., P.O. Box 48600 Vancouver, BC| Canada V7X 1T2 (604) 640-4245

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company                ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Yamana Gold Inc. (the “Registrant”) removes from registration all of the unsold securities registered under the Registration Statement on Form F-3D (Registration No. 333-217016) filed by the Registrant with the U.S. Securities and Exchange Commission on March 29, 2017 (the “Registration Statement”), pertaining to the registration of 93,428,284 common shares of the Registrant under the Registrant’s dividend reinvestment plan.

Effective March 31, 2023, the Registrant, Pan American Silver Corp. (“Pan American”) and Agnico Eagle Mines Limited completed their previously announced court-approved statutory plan of arrangement under the Canada Business Corporations Act (the “Arrangement”) pursuant to which Pan American acquired all of the issued and outstanding common shares of the Registrant.

In connection with the completion of the transactions contemplated by the Arrangement, the offerings of the common shares pursuant to the Registration Statement are being terminated. Accordingly, the Registrant is terminating all offerings of its securities pursuant to the Registration Statement and deregistering the remaining securities registered but unsold under the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 31, 2023.

YAMANA GOLD INC.

By:	/s/ Christopher Lemon
	Name:	Christopher Lemon
	Title:	President and Director

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 in reliance upon Rule 478 under the Securities Act of 1933.